UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2014 (March 4, 2014)

PITOOEY!, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-53991	20-4622782
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15685 N. Cave Creek Rd., Suite 101
Scottsdale, AZ	85032
(Address of Principal Executive Offices)	(Zip Code)

(888) 273-0929
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A amends the initial 8-K, filed on March 4, 2014, to correct Item 7.01 to reflect the app’s launch date of March 4, 2014. This 8-K/A also corrects the Press Release attached to it as Exhibit 99.01.

Item 7.01 Regulation FD Disclosure

The Company announced today that the PITOOEY! app was launched on the Android Marketplace on Tuesday, March 4, 2014.

For consumers, the PITOOEY! app was created so individuals can easily interact with the businesses they frequent most, or might be interested in frequenting in the future. By downloading the PITOOEY! app to a phone, an individual can search for businesses in their area that has products and services they are interested in, and they add them to a list. By building this list, the businesses can then send the user updates and specials.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.01 Press release dated March 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PITOOEY!, INC. (Registrant)

Signature	Title	Date

/s/ Jacob DiMartino	Chief Executive Officer	March 6, 2014
Jacob DiMartino

EXHIBIT 99.01

PITOOEY! APP TO LAUNCH ON ANDROID MARKET

PHOENIX, AZ, March 6, 2014 - PITOOEY!™ Inc. (OTCBB: PTOO) (OTCQB: PTOO) announced today that the PITOOEY! app launched on the Android Marketplace on Tuesday, March 4, 2014.

For consumers, the PITOOEY! app was created so individuals can easily interact with the businesses they frequent most, or might be interested in frequenting in the future. By downloading the PITOOEY! app to a phone, an individual can search for businesses in their area that has products and services in which they are interested; and they add them to a “list.” By building this list, the businesses can then send the user updates and specials.

For business owners, the app means establishing a direct communication with individuals who are interested in their products or services. A message a consumer might receive from a business could be in the form of information (i.e., a particular band playing at a local restaurant), offers (i.e., 10% off a purchase of $50 or more), or interactive messaging (i.e., job posting).

In other words, the PITOOEY! app creates a clear marketing channel for businesses and an extremely efficient purchasing channel for consumers.

“According to various research firms, four-out-of- every- five smartphones sold worldwide now are running Android,” commented Jacob DiMartino, CEO of PITOOEY!

“By offering the PITOOEY! app to Android users, we are expanding the power of communication between consumers and the businesses they want to hear from in the most innovative and personalized way, ever,” said DiMartino.

Android is the world's most popular mobile OS powering more than a billion phones and tablets around the world. Recently, The IDC report said that Android and iOS together accounted for 95.7 percent of all smartphone shipments in the fourth quarter of 2013, up 4.5 percentage points from the 91.2 percent share during the same period a year ago. In 2013, both platforms powered 93.8 percent of all smartphones shipped, a 6.1 percentage-point increase from the 87.7 percent share they had in 2012. [http://www.ibtimes.com/android-ios-dominate-global-smartphone-market-helped-ship-1b-plus-smartphones-2013-accounted-nearly]

PITOOEY! confirms that although the App is now available for download, business use outside Arizona will be restricted until the nationwide launch of the App, which will include the launch of the app on the Apple iOS platform, later in 2014.

About PITOOEY!™, Inc.: PITOOEY!, Inc. is a complete digital marketing agency offering small businesses unique service packages based on the clients' desires and the type of following or "reach" they would like to establish. PITOOEY! provides small businesses with the infrastructure, software and services that generate social media engagement, capture leads and drive online and offline sales. For more information, please visit: www.pitooey.com

Safe Harbor: This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief, or current expectations of PITOOEY!, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Pitooey!, Inc.'s ability to control and their actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in PITOOEY!, Inc.'s filings with the Securities and Exchange Commission.

For further information contact:

PITOOEY!, Inc.
Public Relations and Shareholder Information
Cathy L. Fritz
Phone: 623-258-4986
Email: cathy@pitooey.com